Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 52 to Registration Statement No. 033-20773 on Form N-1A of our reports each dated February 13, 2007 relating to the financial statements and financial highlights of Variable Insurance Products Fund II, including VIP Contrafund Portfolio, VIP Index 500 Portfolio, and VIP Disciplined Small Cap Portfolio, and of our reports each dated February 22, 2007 relating to the financial statements and financial highlights of VIP Investment Grade Bond Portfolio, VIP Asset Manager: Growth Portfolio and VIP Asset Manager, appearing in the Annual Report on Form N-CSR of Variable Insurance Products Fund II, for the year ended December 31, 2006 and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
April 26, 2007